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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our report dated January 21, 2000 (and all references to our Firm) included in or made a part of this registration statement.

ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

Atlanta, Georgia
February 6, 2001